UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
                                -----------------


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 10, 2007
                Date of report (Date of earliest event reported)
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                             TALLY HO VENTURES, INC.
             (Exact Name of Registrant as Specified in its Charter)
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              Delaware                    333-104631             43-1988542
  (State of Other Jurisdiction of   (Commission File Number)     (IRS Employer
   Incorporation or Organization)                               Identification)

                 115 Route d' Arlon, L-8311 Capellen, Luxembourg
          (Address of principal executive offices, including zip code)

                                011-352 2630 1540
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)
                               -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Section 1 -  Registrant's Business and Operations

         Item 1.01.        Entry into a Material Definitive Agreement

         See Item 3.02 below.

Section 3 - Securities and Trading Markets

         Item 3.02         Unregistered Sales of Equity Securities

         On April 10, 2007 (the "Closing Date"), Tally Ho Ventures, Inc. (the "Company") completed the sale of [459,982] shares of unregistered common stock, par value $0.001 per share, at a purchase price of $1.087 per share (the "Common Stock") and a warrant to purchase [500,000] common stock shares at $2.00 per share (the "Warrant") in a private placement transaction (the Common Stock and the Warrant together, the "Securities"). The Warrant may be exercised at any time in the warrant holder's discretion. The gross proceeds of the private placement to the Company were in the amount of $525,000. The Common Stock shares sold in the private placement represent approximately 2.19% of the outstanding common stock of the Company on the closing date of the transaction (the "Closing Date"). The Company paid sales commissions to a registered broker-dealer in the amount of 9% of the amount of the Securities sold in the private placement, or $47,250. The Company intends to use proceeds from the offering for general working capital purposes.

         The Common Stock and securities issuable upon exercise of the Warrant are eligible for certain registration rights under the terms of a certain Registration Rights Agreement (the "RRA"). Under the terms of the RRA, the Company agreed to prepare, file and use its best efforts to maintain effectiveness of, at its own expense, a registration statement under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC") to register the resale of the Securities (the "Registrable Securities") and to cause the registration statement to be filed with the SEC within one hundred eighty (180) days from the Closing Date (the "Filing Date"). In the event that (i) such registration statement is not filed with the SEC by the Filing Date or not declared effective by the SEC on or prior to the ten (10) month anniversary of the Closing Date, (ii) after such registration statement is declared effective by the SEC, sales of the securities covered by such registration statement cannot be made pursuant thereto, or (iii) the Common Stock is not listed or traded on major stock exchanges or on the Over-the-Counter Bulletin Board, then each investor in the private placement will be entitled to receive a one-time payment of additional Common Stock shares in the amount equal to 10% of the number of the Securities purchased by such investor, on a pro rata basis, in the private placement (the "Additional Securities") and such Additional Securities will be included in the Company's registration statement along with other Registrable Securities. In addition, for the duration of the Registration Period (as defined below), the Company agreed to include all or any part of the Registrable Securities and the Additional Securities, if any, in its registration statement in connection with any underwritten public offering, subject to the managing underwriter limitations and restrictions. The foregoing piggy-back registration rights will only be available in the event the Company fails to file timely, obtain or maintain effectiveness of the registration statement filed with the SEC as described above. The Registration Period covers the period of time after the Filing Date until such date as is the earlier of (i) the date on which all Registrable Securities have been sold or (ii) the date on which such securities may be immediately sold to the public without registration or restriction under the Act. The RRA contains certain other terms and provisions customary for agreements of this nature. Any description of the RRA terms in this filing is qualified in its entirety by the text of the RRA.

         The offer and sale of the Securities was made pursuant to exemptions from the registration requirements of the Act and Rule 506 of Regulation D promulgated thereunder. All of the offers and sales of the common stock were made exclusively to "accredited investors" (as such term is defined in Rule 501(a) of Regulation D) in offers and sales not involving a public offering insofar as the purchasers in the private placement purchased the securities for their own account and not with a view towards or for resale in connection with their distribution. The private placement was conducted without general solicitation or advertising. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Section 9 - Financial Statements and Exhibits

         Item 9.01         Financial Statements and Exhibits

         Exhibit No.       Exhibit Title

         None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    TALLY HO VENTURES, INC.

Date: April 17, 2007               By:  /s/ Nigel Gregg
                                           ------------
                                        President & Chief Executive Officer